UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In connection with the previously announced Hong Kong public offering and international offering (together, the “Global Offering”) of Yum China Holdings, Inc. (the “Company”), the Company entered into (i) an underwriting agreement dated August 31, 2020 with Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Asia Limited, CMB International Capital Limited and UBS AG Hong Kong Branch and the other Hong Kong underwriters named therein (the “Hong Kong Underwriters,” and such agreement, the “Hong Kong Underwriting Agreement”) and (ii) an underwriting agreement dated September 4, 2020 with Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Asia Limited, CMB International Capital Limited and UBS AG Hong Kong Branch, as representatives of the several international underwriters named therein (the “International Underwriters,” and such agreement, the “International Underwriting Agreement”). Each of the Hong Kong Underwriting Agreement and the International Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, on the one hand, and the Hong Kong Underwriters and International Underwriters (collectively, the “Underwriters”), on the other hand, as well as termination and other customary provisions.

Pursuant to the Hong Kong Underwriting Agreement and the International Underwriting Agreement, the Company agreed to issue and sell, and the Underwriters agreed to apply for, procure applications for, purchase, or procure purchasers for, an aggregate of 41,910,700 shares of the Company’s common stock, par value $0.01 per share, comprising an international offering of 34,995,400 shares and a Hong Kong public offering of 6,915,300 shares, at a public offering price of HK$412.00 (or US$53.16) per share. The Company also granted the International Underwriters an over-allotment option to purchase or procure purchasers for up to 6,286,600 additional shares at the public offering price. The Global Offering is expected to close on September 10, 2020, subject to customary closing conditions.

The Global Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-248449) filed with the U.S. Securities and Exchange Commission (the “SEC”), which has become effective. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Global Offering was filed with the SEC on August 28, 2020. A final prospectus supplement and accompanying prospectus will be filed with the SEC and made available on the SEC’s web site at www.sec.gov.

The Hong Kong Underwriting Agreement and the International Underwriting Agreement have been filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing description of each of the Hong Kong Underwriting Agreement and the International Underwriting Agreement is qualified in its entirety by reference to the text of each such agreement.

The Company issued a press release announcing the pricing of the Global Offering on September 4, 2020. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

1.1	Hong Kong Underwriting Agreement, dated August 31, 2020, among Yum China Holdings, Inc. and the Hong Kong Underwriters.

1.2	International Underwriting Agreement, dated September 4, 2020, among Yum China Holdings, Inc. and the International Underwriters.

99.1	Press Release of Yum China Holdings, Inc. issued September 4, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
	Name:	Joseph Chan
	Title:	Chief Legal Officer
Date: September 8, 2020